UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2006
Date of Report (Date of earliest event reported)

TURINCO, INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	0-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 2610, 1066 West Hastings Street
Vancouver, British Columbia Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

604-684-4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

Approval of 2006 Stock Option Plan

The board of directors has approved the Company’s 2006 Stock Option Plan as of June 5, 2006 and has recommended that the 2006 Stock Option Plan be submitted to the Company’s stockholders at the 2006 Annual General Meeting for ratification and approval. The 2006 Stock Option Plan provides for the grant of options to purchase up to 3,000,000 shares of common stock of the Company to the Company’s directors, officers, employees and eligible consultants.

Grants of Stock Options

We granted options to purchase an aggregate of 1,600,000 shares of common stock to certain individuals on June 5, 2006 including 800,000 options to insiders of the Company as detailed below. All options vest as to one-third on each of January 1, 2007, January 1, 2008 and January 1, 2009. The options are exercisable until December 31, 2009 at a price of $1.25 per share. All options have been granted pursuant to and are subject to our 2006 Stock Option Plan.

Name of Optionee	Number of Options
Michael Jervis, President and Chief Executive Officer	250,000
John Baring, Chairman of the Board	150,000
Ross Wilmot, Director	150,000
Leonard Gordon, Chief Financial Officer and Director	75,000
Robert Russell, Director	75,000
Karen Engleson, Corporate Secretary	100,000

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

10.1	Turinco, Inc. 2006 Stock Option Plan

10.2	Form of Stock Option Grant Agreement for option grants to officers and employees under the 2006 Stock Option Plan

10.3	Form of Stock Option Grant Agreement for option grants to directors under the 2006 Stock Option Plan

10.4	Form of Stock Option Grant Agreement for option grants to consultants under the 2006 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURINCO, INC.

DATE: June 7, 2006	By:	/s/ Michael Jervis
Michael Jervis
President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Turinco, Inc. 2006 Stock Option Plan

10.2	Form of Stock Option Grant Agreement for option grants to officers and employees under the 2006 Stock Option Plan

10.3	Form of Stock Option Grant Agreement for option grants to directors under the 2006 Stock Option Plan

10.4	Form of Stock Option Grant Agreement for option grants to consultants under the 2006 Stock Option Plan